Exhibit 10.18

IN ACCORDANCE WITH ITEM 601(B)(10)(IV) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Advertising Service Framework Agreement

No.: Weimob-MJ-SMG-F15-20210253

This “Advertising Service Framework Agreement” (the “Agreement”) was signed by the following parties on January 21, 2021 in Baoshan District, Shanghai (the “execution place”):

(1) Beijing Haoxi Digital Technology Co., Ltd., located at 15A10, Block B, Locke Times Center Building, Datun Road, Yayun Village, Chaoyang District, Beijing, legal representative Xu Lei (hereinafter referred to as “client”)

(2) Shanghai Mengju Information Technology Co., Ltd., located at No. 258 Changjiang Road, Baoshan District, Shanghai, legal representative You Fengchun (hereinafter referred to as “Mengju”)

(In the agreement, the client and Mengju are referred to as “one party” and collectively referred to as “both parties”.)

The client wishes to cooperate with Mengju in the field of Internet advertising due to business needs. Therefore, the two parties have entered into this agreement in accordance with the “Civil Code of the People’s Republic of China” and other laws and regulations, based on the principles of equality, mutual benefit, and friendly consultation.

1.	Both parties agree that Mengju will provide relevant advertising services to client in accordance with this agreement according to the advertising service needs of client from time to time. The specific content of advertising services shall be agreed upon separately by both parties.

2.	Client should submit advertising service requirements to Mengju in the form of Appendix 1 of this agreement or other forms approved by Mengju, and specify the type, content, cost and other information about the required advertising services.

3.	The advertising service demand submitted by the customer will constitute a valid order document for the corresponding advertising service after being confirmed by Mengju. Mengju shall provide relevant advertising services to customers in accordance with the requirements of such advertising service orders and the “Advertising Service Terms” (see Appendix 2).

4.	This Agreement shall come into effect on the date of signing and stamping by both parties, and shall be valid for one (1) year (“Initial Term”). This Agreement will automatically renew for one (1) year after the expiration of the Initial Term or the Renewal Term (if any) (“Renewal Term”), provided that either party advances two (2) months prior to the expiration of the Initial Term or the Renewal Term unless the other party is notified in writing not to renew.

5.	Unless otherwise expressly agreed by both parties to the contrary, any notice related to or sent in accordance with this agreement, advertising service order, advertising service terms shall be sent in writing by courier or email to the following other party:

Client:

Address: 15A10, Block B, Locke Times Center Building, Datun Road, Asian Games Village, Chaoyang District, Beijing

Tel: [*]

Recipient: Zhong Jia

E-mail: [*]

Mengju:

Address: No. 258 Changjiang Road, Baoshan District, Shanghai

Tel: [*]

Recipient: Xing Zhaoxian

E-mail: [*]

6.	This Agreement contains the following attachments:

Appendix 1: Advertising Service Order Format

Appendix 2: Advertising Services Terms

7.	This agreement is in duplicate, the client holds one copy, and the Mengju holds one copy, which have the same legal effect.

[There is no text below, following the signature page and appendices]

Client: Beijing Haoxi Digital Technology Co., Ltd. (affixed with corporate seal)

Mengju: Shanghai Mengju Information Technology Co., Ltd. (affixed with corporate seal)

Appendix 1: Advertising Service Order Format

Advertising Service Order

Order number:

To: Shanghai Mengju Information Technology Co., Ltd. (hereinafter referred to as “Mengju”)

From: Beijing Digital Technology Co., Ltd. (hereinafter referred to as the “Company”)

The company hereby requires Mengju to provide the following advertising services in accordance with the “Advertising Service Framework Agreement” (No.: Weimob-MJ-SMG-).

Regarding the advertising services under this order, the authorized representative of the company is:

Name:

Position:

Email:

Advertising Service Content
□ Ad placement service (recharge ) □ Ad production service □ Ad placement management consulting service
	Project	Description
1	Advertiser name and contact information:
2	Advertising platform:
3	Products or services promoted:
4	Advertising account name and number:
5	Advertising fee recharge amount:
6	Service charge:
7	Amounts payable:
8	Invoice type:	□ Special VAT invoice □ Ordinary VAT invoice

Company:

Taxpayer Identification Number: [*]

Account name: Beijing Digital Technology Co., Ltd.

Account bank: [*]

Account number: 11050110071200000200 (with seal)

Date: January 21, 2021

(affixed with corporate seal)

Mengju:

Taxpayer Identification Number: [*]

Account name: Shanghai Mengju Information Technology Co., Ltd.

Account Bank: [*]

Account number: [*] (with seal)

Date: January 21, 2021

(affixed with corporate seal)

Appendix 2: Advertising Services Terms

Advertising Terms of Service (2021 Edition)

1	Definition and Interpretation

1.1	Unless otherwise expressly agreed in writing by both parties, the following terms in this advertising service terms, advertising service framework agreement and any advertising service order have the following specific meanings:

(1)	“Placing platform” refers to: websites, webpages, application software, programs and other advertising media provided by third parties that can display advertising content, such as WeChat Moments, WeChat Official Accounts, Tencent Guangdiantong (including QQ Advertisements), Tencent.com, Tiantian Kuaibao, Tencent Video), Tencent Alliance, Zhiyingxiao, Baidu Information Flow, Xiaomi Information Flow, Juxiao 360, WPS, InMobi, Kuaishou, Toutiao and other Internet media platforms, as well as relevant third-party advertising Service provider platform (such as advertising media resource trading platform, etc.).

(2)	“Advertiser” refers to a commodity operator or service provider who publicizes and promotes the products or services it operates.

(3)	“Ad material” refers to: the material designated, provided or confirmed by the client for displaying promotional objects, including but not limited to images, text, animation, video, flash, etc.

(4)	“Advertising content” refers to the content designated, provided or confirmed by the client for publication, display and broadcast on the delivery platform, including the content of its landing page.

(5)	“Promotion object” refers to: the products, services, etc. that are directly or indirectly promoted by the advertisement content, including other Internet media (such as websites, software, applets, public accounts, etc.) promoted or pointed to by the advertisement content.

(6)	“Landing page” refers to the content that is redirected through the link contained in the creative or advertising content or pointed to by other guiding means.

(7)	“Ad placement” refers to the behavior of publishing, playing, and displaying advertisement content by the placement platform.

(8)	“Advertising fee” refers to the fee charged by the owner or operator of the advertising platform for advertising.

(9)	“Service fee” refers to the fee charged by Mengju for the advertising services it provides.

(10)	“Advertising service order” refers to the order reached between the client and Mengju regarding the client’s specific advertising service needs in accordance with these terms.

(11)	“Policies of the placement platform” refers to: all policies, rules and requirements formulated and revised from time to time by the delivery platform on advertising management, advertising delivery, etc., including but not limited to relevant entity access, industry access, and advertising design standards, advertisement content review norms, privacy protection, advertisement editing, billing methods and other aspects of policies, rules and requirements.

(12)	“Advertisement production service” refers to: the service of designing, producing or revising advertisement content by using advertising materials or other materials and technical means, such as webpage production, advertisement graphic production, H5 page production, mini program page production, etc.

(13)	“Ad delivery service” refers to the agency service that accepts the client’s entrustment to open an advertising account on the delivery platform and collect and pay related advertising fees.

(14)	“Ad placement management consulting service” refers to: according to the client’s situation, provide necessary assistance, guidance, optimization and other services for the client’s advertising delivery, such as providing consultation on advertising delivery methods, strategies, plans, data, effects, etc., providing assistance with the daily setting and operation of the advertising platform such as advertising account management, advertising content submission review, advertising delivery settings, etc.

(15)	“Advertising service” refers to the advertising management consulting service, advertising production service and / or advertising delivery service entrusted by the client to Mengju.

(16)	“Both parties” refer to: the client and Mengju.

(17)	“These terms” refers to: this “Advertising Services Terms (2021 Edition)”.

(18)	“This agreement” refers to the “Advertising Service Framework Agreement” and its appendices signed by Mengju and the client.

(19)	“Writing” means: in the form of paper or email, but does not include fax.

1.2	Any laws, regulations, regulations, rules or other similar legal documents mentioned in this agreement shall include the content of subsequent revisions, re-issues or arrangements of such legal documents, as well as other legal documents formulated in accordance with such legal documents, laws, regulations, regulations or other legal documents.

2	General

2.1	Any advertising services provided by Mengju to client are subject to these terms.

2.2	If there is any inconsistency between these Terms and the contents of the advertising service order, these Terms shall prevail, except for the content that is expressly allowed to be otherwise agreed in the advertising service order.

2.3	These terms apply to the advertising service orders reached by both parties before the signing of these terms.

3	Advertising service order

3.1	The client should submit to Mengju in advance the form of Appendix 1 of this agreement or other forms approved by Mengju about its advertising service needs, and specify the following items in detail:

(1)	Type of advertising service.

(2)	Advertising service content.

(3)	The name and contact information of the advertiser.

(4)	Promotion objects.

(5)	The name of the delivery platform.

(6)	Service fee billing and payment methods (except those that only include advertising services).

For advertising services, the following items shall also be specified:

(1)	The name and number of the advertiser’s advertising account on the advertising platform.

(2)	Amount of advertising fee (recharge) and billing method of initial advertising fee.

Mengju shall provide feedback to the client within five working days after receipt.

3.2	The client’s demand for advertising services is deemed to have been confirmed by Mengju when any of the following situations occurs, and constitutes an advertising service order reached by both parties for related advertising services:

(1)	Mengju signs a written advertising service order.

(2)	Mengju confirms the content of the advertising service order by email without any conditions, reservations or changes.

(3)	Mengju has actually provided advertising services according to the advertising service needs put forward by client.

3.3	Without the prior unanimous consent of both parties, the content of the advertising service order shall not be changed.

4	Fees and Payment

4.1	For the advertising services provided by Mengju, the client shall pay the corresponding fees to Mengju in accordance with this agreement and the relevant advertising service orders.

4.2	Unless otherwise expressly agreed to the contrary in the advertising service order, the service fee shall be paid in full before Mengju submits any advertising service results.

4.3	Unless otherwise expressly agreed to the contrary in the advertising service order, the service fee and advertising fee shall be paid to the following bank account of Mengju:

Account name: Shanghai Mengju Information Technology Co., Ltd.

Bank: [*]

Account number: [*]

4.4	After receiving the service fee and/or advertising fee paid by the client, Mengju shall issue the equivalent, legal and valid VAT special invoice or ordinary VAT invoice to the client according to the actual amount received .

5	Advertising service

5.1	When the two parties reach an advertising service order for advertising service, it means that Mengju agrees to provide agency services for the advertisers listed in the advertising service order in accordance with the client’s entrustment, such as opening an account on behalf of the client, collecting and paying (recharging) advertising fees, etc.

5.2	The client shall specify the amount of entrusted collection and payment (recharge) of advertising fees in the relevant advertising service order. Mengju shall pay (recharge) the advertising fee to the designated advertising account of the delivery platform within five working days after receiving the advertising fee paid by the client.

5.3	The advertising platform adopts the pre-paid (pre-charged) mode for the advertisements it provides. Client should ensure that they have prepaid (recharged) sufficient advertising fees to the platform before placing any advertisements. Unless otherwise agreed in writing by both parties, Mengju has no obligation to advance any advertising fees for the client.

5.4	For any advertisement placement, client should choose the billing methods provided by the placement platform according to their needs, such as click-through charging model (CPC), thousand-time advertising display charging model (CPM), performance-based charging model (CPA), registration Billing on success (CPL), etc. The delivery platform will settle, deduct, and consume the advertising fee generated from the prepaid (recharged) advertising fee of the relevant advertising account according to the billing method selected by the client and the actual advertising delivery situation. The client’s choice of the billing method means that he has known and accepted the billing rules of the relevant delivery platform.

5.5	The client accepts and acknowledges that due to the characteristics of Internet advertising, the advertising fees incurred, deducted, and consumed due to advertising are calculated by the advertising platform based on the billing methods and actual advertising recorded by it. The amount of advertising fees shall be based on the records and statistical results of such delivery platforms. If the client has any objection to the advertising fee, Mengju will assist the client in negotiating and negotiating with the advertising platform. However, the client shall not refuse to perform any obligations under this agreement on this ground.

6	Client’s rights and obligations

6.1	The client guarantees that it has obtained and will continue to maintain the business qualifications required to perform this agreement and engage in the business related to the promotion object. If the client is not an advertiser, it shall review and ensure that the relevant advertiser has obtained and continues to maintain the business qualifications required to engage in the business related to the promotion object.

6.2	The client is obliged to ensure that the advertising materials, advertising content, and promotion objects entrusted by it all comply with the requirements of the Advertising Law of the People’s Republic of China, other relevant laws and regulations, and the policies of the advertising platform, and shall not implement, assist or provide for the following acts:

(1)	Objecting to the basic principles established by the Constitution.

(2)	Endangering national security, leaking state secrets, subverting state power, and undermining national unity.

(3)	Damage to national honor or interests.

(4)	Inciting ethnic hatred, ethnic discrimination, and undermining ethnic unity.

(5)	Undermining the state’s religious policy, promoting cults and feudal superstitions.

(6)	Spreading rumors, disrupting social order, and undermining social stability.

(7)	Dissemination of obscenity, pornography, gambling, violence, murder, terror, harassment, vulgarity or instigating crimes.

(8)	Insulting or slandering others, infringing upon the legitimate rights and interests of others.

(9)	Violating the legal rights of others such as intellectual property rights, business secrets, and personal information of citizens;

(10)	Fabricating facts and concealing the truth to mislead or deceive others;

(11)	Implementing illegal IoT activities such as gambling, gambling games, “private servers” and “plug-ins”.

(12)	Other acts that violate public order and good customs or restrictions or prohibitions of laws and regulations.

6.3	By signing this agreement, the client indicates that he has known and agreed to the relevant delivery platform policies and is obliged to continue to pay attention to and understand the delivery platform policies. If the client is not an advertiser, it should ensure that the advertiser is aware of and agrees to abide by the relevant delivery platform policies.

6.4	The client promises that the liaison party specified in this agreement and the advertising service order and other employees engaged in advertising service demand, advertising service order submission and communication have the necessary internal authorization. The client’s internal personnel adjustment shall not affect the client’s performance of its obligations under this Agreement.

6.5	The client shall ensure that it has the right to use the advertising materials and advertising content for advertising services, and shall ensure that the advertising materials and advertising content do not infringe the rights of any third party.

6.6	If the client is not the advertiser, no matter what kind of legal relationship or contractual arrangement exists between the client and the advertiser, the client shall fully perform the obligations under this agreement and assume corresponding legal responsibilities.

7	The rights and obligations of Mengju

7.1	Mengju guarantees that it has obtained and will continue to maintain the business qualifications required to perform this agreement.

7.2	Mengju shall provide advertising services prudently and diligently, and ensure that the advertising services it provides comply with the requirements of national laws and regulations and relevant industry standards.

7.3	If there are misbroadcasts, missed broadcasts, and unscheduled advertisements in the advertisement due to the reasons of the placement platform, Mengju shall assist the client to negotiate and negotiate with the placement platform.

7.4	Mengju has the right to require the client to provide the qualifications and certification documents of itself and the advertiser (if the client is not the advertiser) for review and filing before providing any advertising services. Such documents include but are not limited to:

(1)	Business license and other certification documents of production and business qualifications.

(2)	The certificate issued by the quality inspection agency on the quality of the product or service in the advertisement.

(3)	Other necessary supporting documents, including but not limited to authorization documents, commitment letters, etc.

(4)	Necessary authorization and information, including advertising account information, passwords, and written authorization documents, etc.

7.5	Mengju has the right to review relevant advertising materials, advertising content and promotion objects. If there is any violation of the “Advertising Law of the People’s Republic of China”, the requirements of other relevant laws and regulations, and the policies of the advertising platform (including but not limited to the following situations), Mengju shall immediately notify the client and has the right to immediately stop providing relevant advertising services:

(1)	Client or advertisers do not have the qualifications to operate the products and services they provide and publish advertisements for them.

(2)	The advertisement content contains potential safety hazards, including but not limited to malicious programs such as phishing websites, viruses, and Trojan horses, and contains any content that endangers network security or damages the rights and interests of others.

(3)	Using other people’s names, images (including cartoon images), logos or works, etc. in the advertising content without the consent of the relevant obligee, or claiming to have any cooperative relationship with others.

(4)	There are false statements in the advertising content that are inconsistent with the actual situation in terms of brand, performance, quality, price, discounts, rewards, etc.

(5)	Other violations of laws, regulations, rules and regulations or policies of the delivery platform.

7.6	The advertising services provided by Mengju are based on the reference opinions formed by its relevant industry experience. The use of such advertising services does not reduce or exempt the client from its obligations and responsibilities in accordance with laws and regulations and this agreement. Client should evaluate whether it is applicable according to their own conditions and make necessary adjustments. The advertising services provided by Mengju shall not constitute or be regarded as a commitment to advertising traffic and advertising effects under any circumstances.

7.7	The advertising production service and / or advertising delivery management consulting service (if any) provided by Mengju is a value-added service provided by Mengju on the basis of advertising services. If the recharged advertising fee entrusted by the client is consumed or the advertising delivery is suspended, the relevant advertising production service and / or advertising delivery management consulting service shall be deemed to have been fulfilled.

7.8	The intellectual property rights generated by Mengju in the course of advertising services entrusted by client belong to Mengju, but client have the right to use them within the scope of relevant advertising services.

7.9	If Mengju is subject to claims, prosecution or punishment by a third party (including the delivery platform) due to any violation or omission of the customer or advertiser in this agreement. Mengju has the right to demand compensation from the client for any losses suffered thereby (including legal fees, notarization fees, court fees, etc. reasonably paid by Mengju for recourse and defense).

7.10	Mengju has the right to deduct the liquidated damages and compensations that the client should bear in accordance with this agreement from the payment (including service fees and advertising fees ) paid by the client for the relevant advertising services.

8	Delivery and acceptance

8.1	In addition to advertising services, Mengju shall deliver relevant advertising service results to client according to the time limit (if any) agreed in the advertising service order. Client should verify immediately after receiving the service results.

8.2	If the client thinks that any advertising service provided by Mengju is defective or does not meet the agreement, it should report to Mengju within three days after the relevant advertising service is provided, otherwise it will be regarded as the recognition of the quality of the advertising service.

9	Liability for breach of contract

9.1	Both parties shall consciously perform this agreement in accordance with the principle of honesty and credibility; if any party fails to perform its obligations in a timely manner in accordance with the provisions of this agreement, thereby causing the other party to suffer any losses, the party shall be liable for the breach of contract by the other party responsibility.

9.2	If the customer pays any amount overdue, the customer shall be liable for liquidated damages according to one thousandth (0.1%) of the unpaid amount payable for each day of overdue payment. Mengju has the right to unilaterally terminate this agreement and/or related advertising service orders if the due payment is not paid within ten days after the due date.

9.3	In addition to other breach of contract relief rights stipulated in this agreement, if the client or advertiser violates the agreement, the policy of the delivery platform or other violations of laws and regulations, which directly or indirectly causes Mengju to receive negative measures from the placement platform (including but not Limited to temporary or permanent suspension of accounts, reduction or cessation of cooperation, imposition of liquidated damages or fines, etc.), the client shall bear 30% of the total amount of this agreement to Mengju as liquidated damages. If the liquidated damages are not enough to compensate Mengju for its losses, it shall compensate Mengju for related losses.

10	Change, Cancellation or Termination

10.1	After the signing of this agreement, neither party shall change or terminate it without authorization. Changes to this agreement require both parties to negotiate and reach a written agreement.

10.2	In addition to other circumstances stipulated in this agreement, this agreement may be canceled or terminated under the following circumstances:

(1)	Both parties reach a consensus and reach a written agreement on the rescission or termination of this agreement.

(2)	If one party seriously violates this agreement, or violates this agreement and fails to correct it within ten days after being notified by the other party, the other party has the right to terminate this agreement.

(3)	Termination or termination in accordance with relevant legal provisions or other provisions of this agreement.

10.3	The rescission or termination of this agreement will not affect the right of one party to require the other party to bear the liability for breach of contract according to this agreement.

11	Force majeure and exemption

11.1	The party that cannot partially or fully perform the obligations under this agreement due to force majeure does not need to bear the liability for breach of contract. However, the party affected by force majeure shall immediately notify the other party in writing of the event.

11.2	In view of the special environment of the Internet, if Mengju fails to perform its obligations in accordance with the contract due to the following events, Mengju shall not be liable for breach of contract:

(1)	Hacker attack, computer virus intrusion or attack.

(2)	The computer system or network is damaged, paralyzed or cannot be used normally.

(3)	The impact caused by the failure and adjustment of the basic operator or the competent authority.

(4)	government intervention and regulation.

(5)	The promulgation, adjustment and change of national laws, regulations or policies.

(6)	Client or advertiser reasons (including but not limited to operational errors, system failures, etc.);

(7)	Other reasons not caused by Mengju’s fault, etc.

12	Applicable Law and Dispute Resolution

12.1	This agreement and any matters involved in this agreement shall be governed by Chinese law and shall be interpreted in accordance with Chinese law.

12.2	For any dispute arising from or related to this agreement, both parties agree to submit it to the people’s court of the place where the agreement is signed for settlement.

13	Other Terms

13.1	Failure or delay by a party to exercise any right, power or remedy under this Agreement shall not constitute a waiver of such right, power or remedy. Any single or partial exercise by a party of any right, power or remedy will not affect its further exercise of that power or remedy. The rights set forth in this Agreement are cumulative and not exclusive of any other rights, powers and remedies at law.

13.2	This agreement is the final text of the agreement formed by both parties on advertising services, and it shall replace all agreements, contracts, and documents on this matter formed by both parties through previous discussions, negotiations, and negotiations. If the previous agreement, contract. In the event of a conflict between the document and the terms of this agreement, this agreement shall prevail.

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